UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

IMMUNE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940 New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other events.

Immune Pharmaceuticals Inc. (the “Company”) is filing this current report on Form 8-K to provide updated unaudited pro forma financial information, consisting of an unaudited condensed consolidated pro forma balance sheet as of March 31, 2016 which gives effect to the sale and issuance of 6,000,000 shares of common stock of the Company under the Capital Access Agreements entered into by the Company on April 19, 2016 and June 10, 2016, as well as the conversion of 247 shares of Series D Preferred Stock into shares of common stock. As indicated in the unaudited condensed consolidated pro forma balance sheet as of March 31, 2016, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, the Company’s stockholder’s equity, on a pro forma basis, is $7.9 million as of March 31, 2016.

As of June 30, 2016, the Company’s stockholder’s equity is in excess of $5.0 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Unaudited condensed consolidated pro forma balance sheet dated March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Daniel G. Teper
Name:	Daniel G. Teper
Title:	Chief Executive Officer

Date: June 30, 2016